ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Articles of Organization Limited-Liability Company

(PURSUANT TO NRS CHAPTER 86)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Limited-Liability Company: (must contain approved limited-liability company wording; see instructions)	energiUS Management, LLC Check box if a Series Limited-Liability Company ☐
2. Registered Agent for Service of Process: (check only one box)	☒ Commercial Registered Agent: Nevada Corporate Headquarters, Inc. (Name) ☐ Noncommercial Registered Agent (name and address below) **OR** ☐ Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity: Street Address: 101 Convention Center Drive, Suite 700; City: Las Vegas; Nevada; Zip Code: 89109 Mailing Address (if different from street address): ; City: ; Nevada; Zip Code:
3. Dissolution Date: (optional)	Latest date upon which the company is to dissolve (if existence is not perpetual): perpetual
4. Management: (required)	Company shall be managed by: ☐ Manager(s) **OR** ☒ Member(s) (check only one box)
5. Name and Address of each Manager or Managing Member: (attach additional page if more than 3)	1) Name: energiUS, LLC Street Address: 2 Park Plaza, Suite 1075; City: Irvine; State: CA; Zip Code: 92614 2) Name: Street Address: ; City: ; State: ; Zip Code: 3) Name: Street Address: ; City: ; State: ; Zip Code:
6. Name, Address and Signature of Organizer: (attach additional page if more than 1 organizer)	Name: energiUS, LLC X Organizer Signature Address: 2 Park Plaza, Suite 1075; City: Irvine; State: CA; Zip Code: 92614
7. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* X Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity Date: 25 July 2008

This form must be accompanied by appropriate fees.